EXHIBIT 10.2

                     MASTER LEASE AND DISTRIBUTION AGREEMENT


         THIS MASTER LEASE AND DISTRIBUTION AGREEMENT is effective as of the 1st day of August, 1996, notwithstanding the actual date of execution, by and between THE VALVOLINE COMPANY, a division of ASHLAND INC., a Kentucky corporation, with offices located at 3499 Dabney Drive, Lexington, Kentucky 40509 (hereinafter referred to as "Valvoline"). FIRST RECOVERY, a division of Ecogard, Inc., a Delaware corporation, with offices located at 3499 Dabney Drive, Lexington, Kentucky 40509 (hereinafter referred to as "First Recovery"), and MANSUR INDUSTRIES, INC., a Florida corporation, with offices located at 8425 S.W. 129 Terrace, Miami, Florida 33156 (hereinafter referred to as "Mansur").

         WHEREAS, Mansur has developed and patented a recycling parts washer under U.S. Patents No. 5,349,974 and 5,388,601, and has other patents pending with respect to such machinery, more particularly defined below as "the Equipment"; and

         WHEREAS, Valvoline desires that First Recovery shall obtain certain rights to distribute the Equipment, subject to and in accordance with the provisions hereof:

         WHEREAS, Valvoline and First Recovery have represented to Mansur that First Recovery has the ability, experience and resources to market and distribute the Equipment on a national basis; and

         WHEREAS, the parties desire to enter into a pilot program to evaluate the market for and performance of the Equipment and First Recovery's ability to market and distribute the Equipment, which program may provide the basis for the parties to enter into a broader, longer term agreement, subject to negotiation of a mutually acceptable agreement.

         NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants, agreements and conditions hereinafter set forth and the mutual benefits to be derived therefrom, the sufficiency and adequacy of which is hereby acknowledged, First Recovery and Mansur hereby agree as follows:

         1.       SCOPE OF SERVICE

                  1.1 Subject to the terms and conditions hereof, including without limitation, the early termination provisions hereof, during the Term (as defined in Paragraph 2 hereof), Mansur shall lease to First Recovery one thousand (1,000) recycling parts washer units, which units are more particularly identified in Exhibit A to this Agreement, attached hereto and incorporated herein by reference (the "Equipment"), on the schedule set forth herein. All Equipment will carry the manufacturer's warranty specified herein.

                  1.2 During the second and third month of the Term, Mansur shall lease to First Recovery one hundred (100) units of Equipment, at the rate of fifty units each month (the one hundred (100) units are hereinafter referred to as "the Initial Inventory"). In First Recovery's sole discretion, the Initial Inventory of Equipment may be used by First Recovery for free trial placements at potential customer locations as a marketing tool to secure customer leases of the Equipment, or may be leased by First Recovery to its customers. First Recovery shall use its reasonable and best efforts to solicit customers in the Territory, (as defined in Paragraph 4 hereof), to lease Equipment.

                  1.3 During the fourth and fifth month of the Term, Mansur shall lease to First Recovery one hundred (100) units of Equipment, at the rate of fifty (50) units each month. During the sixth through thirteenth month of the Term, Mansur shall lease to First Recovery and aggregate of eight hundred (800) units of Equipment, at the rate of one hundred (100) units each month.

                  1.4 The Initial Inventory shall be leased to First Recovery at the reduced monthly rates specified for Initial Inventory outlined on Exhibit B, attached hereto and incorporated herein by reference, and all other units of Equipment to be leased hereunder during the Term shall be leased to First Recovery at the standard monthly rates specified in such Exhibit B. All Equipment, whether Initial Inventory or otherwise, shall be lease to First Recovery for five years. All leases to First Recovery shall be made pursuant to this Agreement. First Recovery shall be obligated for all lease payment and all other terms and conditions hereunder, regardless whether the Equipment is subleased to its customers. First Recovery shall bear all credit or other performance risk in connection with its customers. The effective date of the lease of Initial Inventory shall be the date of which First Recovery receives the Equipment and the effective date of the lease of all other Equipment shall be the earlier to occur of (i) the date on which First Recovery subleases the unit of Equipment to its customer, and (ii) thirty (30) days after First Recovery receives the unit of Equipment. The units of Equipment that are leased by Mansur to First Recovery, except the one hundred (100) units of Initial Inventory, shall hereinafter be referred to as "the Leased Inventory".

                  1.5 Of the one hundred (100) units of Initial Inventory, ten (10) shall be shipped for delivery in August 1996, forty (40) shall be shipped for delivery in September 1996 and fifty (50) shall be shipped for delivery in October 1996 F.O.B. to a location designated by First Recovery. Thereafter, unless the Agreement is terminated in accordance with its terms, shipments of the Equipment to First Recovery shall be made in accordance with the schedule set forth in Paragraph 1.3 by shipping F.O.B. to a location designated by First Recovery. Any units of Equipment requested in excess of the amounts set forth in Paragraph 1.3 shall be pursuant to purchase orders submitted by First Recovery at least 90 days in advance of the requested delivery date. Such additional requests will be subject to acceptance by Mansur, provided that Mansur shall use its reasonable and best efforts to allocate up to thirty-three percent (33%) of its total production to meet the requests of First Recovery. If a notice of termination is given during the Term hereof, Mansur shall not ship any units of Equipment during the period from the date notice of termination is given to the date of termination.

                  1.6 All Equipment shipped by Mansur to First Recovery shall be new, clean and free of any parts washing solution.

                  1.7 Individual units of Equipment shall be tracked by both parties by serial number to determine the location and lease status of each individual unit. The parties shall reconcile such information at the end of each calendar quarter.

                  1.8 First Recovery shall have the right, but not the obligation, to place stickers or other identifying documentation with First Recovery's trademarks or other company information on the Equipment, so long as such identification has been approved by Mansur, such approval not to be unreasonably withheld, and that such identification shall not obscure Mansur's "System One" trademark or any other names and marks on the Equipment evidencing Mansur's proprietary interests therein (or those of a third-party lease financing company), or create any interest of First Recovery whatsoever in the Equipment, other than as explicitly set forth herein.

                  1.9 Other than the solicitation and distribution rights set forth herein, and its leasehold interest in the units of Equipment, First Recovery has and shall have no rights whatsoever with respect to the Equipment or Mansur's proprietary technology and trade secrets. If, in the course of its performance hereunder, First Recovery acquires any confidential information with respect to Mansur's Equipment, marketing plan, customers, or any other matter, First Recovery shall maintain such information as strictly confidential, shall not unitize or divulge such information in any way and, upon termination of this Agreement, shall return or destroy all documents or records containing such confidential information.

         2.       TERM.

                  This Agreement shall be for an initial term of thirteen (13) months from the effective date set forth above (the "Term"), unless earlier terminated pursuant to the provisions hereof. Either party may terminate this Agreement with or without cause, upon sixty (60) days prior written notice to the other party that this Agreement shall terminate.

         3.       TITLE RISK OF LOSS.

                  Title to the Equipment shall at all times remain in Mansur or its assignee under any lease financing program. Risk of loss to each unit of the Equipment shall pass to First Recovery for units that are in First Recovery's or its customers' control and possession, upon First Recovery's receipt of the unit of Equipment at First Recovery's designated facility as set forth in Paragraph
1.5. Risk of loss to the Equipment shall transfer back to Mansur for any units that are returned to Mansur by First Recovery in accordance with the provisions hereof at the time that the Equipment leaves First Recovery's control and possession, so long as First Recovery has given reasonable notice of shipment and shipment is by insured common carrier.

         4.       TERRITORY.

                  For purposes of the pilot program as set forth in this Agreement, and subject to the provisions of Paragraph 6.3 hereof, First Recovery's marketing and distribution efforts related to the Equipment shall be limited to the specific geographical territory identified on Exhibit C attached hereto and incorporated herein by reference (the "Territory"). During the Term hereof, Mansur shall refer all inquires relating to the Equipment from potential customers in the Territory to First Recovery. Subject to the provisions of Paragraph 6.3 with respect to certain options of First Recovery after the expiration of the Term, First Recovery shall refer all inquiries with respect to the Equipment from potential customers outside the Territory to Mansur, and First Recovery shall lease no Equipment outside the Territory, and Mansur shall lease no Equipment directly within the Territory.

         5.       SERVICE AND MAINTENANCE OF EQUIPMENT.

                  5.1 Once a unit of Equipment has been placed by First Recovery with a customer, First Recovery shall be responsible at its cost and expense for providing service and maintenance for the Equipment. First Recovery intends to supply the Equipment only with virgin mineral spirits purchased from Ashland Chemical Company, a division of Ashland Inc., and Mansur shall ensure that the Equipment shall be capable of using such product. Should any unit of Equipment need replacement parts, Mansur shall promptly provide the needed replacement part to First Recovery at Mansur's sole cost.

                  5.2 Mansur shall provide First Recovery with the necessary technical training to enable First Recovery to service and maintain the Equipment on a timely basis. Such training shall be at Mansur's sole cost, with the exception of lodging and travel costs for personnel of First Recovery, which shall be borne by First Recovery.

         6.       UNCONDITIONAL GUARANTEE/TERMINATION.

                  6.1    (a)    Mansur unconditionally warrants the Equipment as
follows:

                       MANUFACTURER'S UNCONDITIONAL WARRANTY
                  The Equipment specified herein is unconditionally warranted to be fit for the purpose intended by the manufacturer for the full term of the lease. The warranty shall cover all parts. If the Equipment cannot be repaired within a reasonable period of time, the manufacturer will immediately replace it with like Equipment at no additional charge.

                         (b)    First Recovery will provide the following
service warranty to its customers:

                                   SERVICE GUARANTEE

                  First Recovery shall arrange for or provide all necessary maintenance and servicing of the Equipment, for the full term of the lease specified herein.

                         (c)    The warranty provided in Paragraph 6.1 is a
limited warranty and does not apply to any products other than Equipment, conditions resulting from improper use of the Equipment or operation of the Equipment outside the specified environmental conditions, or conditions resulting from modifications to Equipment other than modifications made by Mansur. THE ABOVE WARRANTY IS THE EXCLUSIVE WARRANTY WITH RESPECT TO THE EQUIPMENT, AND NO OTHER WARRANTY, EXPRESS OR IMPLIED, SHALL APPLY.

                  6.2 After the expiration or termination of this Agreement, if the parties do not enter into another agreement for the marketing and distribution of the Equipment, First Recovery may, at its sole option, continue to lease the Equipment it had leased to customers during the term hereof for the remaining portion of the then current five (5) year term, as well as two (2) optional successive renewal periods of five (5) years each; provided that each renewal is made at then current prices (subject to the applicable discount from current list price at which First Recovery is leasing units other than the Initial as set forth in Exhibit B). During such lease period, Mansur shall replace each unit of Leased Inventory at the end of each five (5) year lease or renewal term, whichever is applicable, with the most recent development or technological advancement of the relevant model of the Equipment. The replaced unit shall be returned to Mansur and the list of inventory shall reflect the Equipment change by serial number. If First Recovery exercises its right as set forth above, then the terms and conditions of the Agreement shall survive termination of this Agreement only as such terms and conditions relate to or are applicable to the leased inventory. In the alternative, First Recovery may, at its sole option, exercised by written notice within thirty (30) days of the expiration or termination hereof, assign to Mansur all, but not less than all, the leases for the Equipment that First Recovery has entered into with its customers at the net present value of First Recovery's expected profit over the remaining portion of the then current five (5) year term of such leases at a twelve percent (12%) discount rate and return to Mansur all other Inventory and all of First Recovery's leases with Mansur shall terminate without further obligation by First Recovery. First Recovery may not assign to Mansur any lease with respect to any unit of Equipment pursuant to which the First Recovery's customer thereunder is obligated to pay First Recovery, on a monthly basis, during the remaining term thereof, an amount lower than the amount First Recovery is obligated to pay to Mansur, on a monthly basis, during the remaining term of its lease with respect to such unit of Equipment.

                  6.3 After expiration or termination of this Agreement, if First Recovery has leased at least one thousand (1,000) units of Equipment during the Term hereof, and First Recovery has not exercised the option set forth in the next to last sentence of Paragraph 6.2, First Recovery shall have the option, during a period of one (1) year after the expiration or termination hereof (the "Option Period"), to lease a number of additional units of Equipment from Mansur calculated as follows: for each unit of Equipment leased hereunder by First Recovery prior to the notice of termination hereof, First Recovery shall have the right to lease four (4) units of Equipment during the Option Period for an initial five (5) year term, plus two (2) successive renewal periods of five (5) years each at First Recovery's sole option. If First Recovery chooses to exercise this option, First Recovery shall place the leased units only at First Recovery customer locations anywhere in the contiguous United States, but only if such locations were operated by customers of First Recovery on the date of the expiration or termination of the Agreement. Since Mansur may enter into exclusive agreements with other parties, First Recovery shall not offer the units except as expressly provided hereby and the terms and conditions of this Agreement shall survive termination of the Agreement only as such terms and conditions relate to or are applicable to units of Equipment placed in such locations.

         7.       EXCLUSIVITY.

                  During the Term of this Agreement, First Recovery shall have the exclusive right to market and distribute the Equipment in the Territory. Mansur shall market and distribute the Equipment directly to customers outside the Territory. Mansur shall not enter into an agreement for distribution of Equipment with any third party while this Agreement is in effect. For the purposes of the preceding sentence, this Agreement shall not be deemed to be in effect during periods of limited effectiveness as set forth in Section 6.2 and
6.3 hereof.

         8.       PATENT.

                  Mansur represents, warrants and covenants to First Recovery that it owns a valid, existing and current patent on the Equipment, and that, to the best of its knowledge, the design of the Equipment does not infringe upon any rights of any third party. Mansur shall defend, indemnify and hold harmless First Recovery, its parent, subsidiaries and affiliate corporations, and its and their officers, directors, employees and agents (hereinafter referred to as the "Indemnified Parties"), from and against any and all claims, liabilities, suits, proceedings, judgments, orders, fines, penalties, damages, losses, costs and expenses, including reasonable attorneys' fees, relating to the design of, patentability of, or patent on the Equipment which any of the Indemnified Parties may hereafter incur, become responsible for or pay cut as a result of First Recovery's marketing and distribution of the Equipment, so long as First Recovery provides Mansur with timely notice of, and an opportunity to defend any claim that may give rise to an indemnification claim.

         9.       INSURANCE

                  9.1 Without limiting, negating or reducing Mansur's undertaking to indemnify, defend and hold harmless the Indemnified Parties as set forth in Paragraph 8 or 11 of this Agreement, Mansur shall obtain and continue in full force and effect throughout the term of this Agreement, including any renewals, so long as such insurance is available on commercially practicable terms, the following insurance coverage:


                  Products Liability           $5,000,000 per occurrence;
                                               $5,000,000 aggregate


                  9.2 The required insurance coverage shall be maintained with insurance companies qualified to provide coverage where business is conducted pursuant to this Agreement, Mansur shall provide First Recovery with thirty (30) days prior written notice of any change, modification or termination in or of the above insurance coverages. If such change, modification or termination results in insurance coverage that is unsatisfactory to First Recovery, then First Recovery may terminate this Agreement immediately upon written notice to Mansur, or, if satisfactory insurance can be maintained by First Recovery at costs consistent with the costs previously acceptable to and borne by Mansur, First Recovery may, with Mansur's prior consent, obtain such insurance and be reimbursed therefor by Mansur. Upon request, Mansur shall provide First Recovery with an insurance certificate evidencing the required coverages and naming First Recovery as an additional insured.

        10.       REPRESENTATIONS AND WARRANTIES.

                  10.1 Mansur represents, warrants and covenants to First Recovery, effective as of the date of this Agreement and again as of the date of each shipment of Equipment to First Recovery as follows:

                         (a)   Mansur owns a valid and current patent for the
Equipment that, to the best of its knowledge, does not infringe on the intellectual property rights of any third party and;

                         (b)   Mansur believes that its patent should prevent
any third party from manufacturing identical or similar equipment and Mansur will be entitled to seek enforcement of its patent against infringes on that patents; and

                         (c)   Mansur has the requisite skills   and shall
secure any necessary arrangements or facilities to manufacture the Equipment on a mass basis sufficient to fulfill its obligations hereunder and will utilize its best efforts to fill requested orders for the Equipment on a timely basis, subject to the previsions hereof; and

                         (d)   that Mansur backs the Equipment with an
unconditional guarantee, as set forth herein. To the best of Mansur's knowledge, the Equipment is materially free from defects, can be used in accordance with the manufacturers' instructions without material risk of fire, ignition or explosion, is manufactured with an appropriate barrier between the parts washer fluid used and any voltage or ignition source and performs in all material respects in accordance with its published specification standards as set forth in Exhibit A, attached hereto and incorporated herein by reference; and

                         (e)   within ninety (90) days of the execution (not the
effective date) of this Agreement, Mansur will apply for the approval of Underwriter's Laboratories or Factory Mutual for the design of the Equipment, as appropriate; and

                         (f)   in manufacturing and shipping the Equipment,
Mansur shall comply in all material respects with all laws, ordiances, orders, rules, regulations, and actions of the United States of America and of any state or political subdivision thereof and of any other governmental unit or agency that may now or hereafter be applicable to Mansur's obligations under this Agreement.

                  10.2 First Recovery represents, warrants and covenants to Mansur, effective as of the date of this Agreement and again as of the date of each shipment of Equipment to First Recovery as follows:

                         (a)   it has all requisite power to conduct its
business as now conducted and to perform its obligations under this agreement;

                         (b)   it currently has customers nationwide who, in the
aggregate, lease at least 2,500 "non-recycling" parts cleaners;

                         (c)   execution and delivery hereof, and performance
hereunder, will not violate or create a default under any mortgage, indenture, note, agreement or other instrument to which First Recovery is a party;

                         (d)   it maintains and will continue to maintain during
the term of this Agreement places of business, equipment and marketing and service personnel used in storing, shipping marketing and maintaining the Equipment;

                         (e)   it will use its best efforts to develop the
market for the Equipment, such efforts to be no less rigorous than those used by it in relation to its other services provided in the Territory;

                         (f)   it complies and will comply with all applicable
laws, rules and regulations relating transporting, storing, advertising, promoting and leasing the Equipment;

                         (g)   it shall notify Mansur promptly upon becoming
aware of any adverse information relating to the safety or effectiveness of the Equipment;

                         (h)   subject to the provisions of Paragraph 6.3, it
will not market or distribute the Equipment outside the Territory; and

                         (i)   in performing its obligations hereunder, First
Recovery shall comply in all material respects with all laws, ordiances, orders, rules, regulations, and actions of the United States of America and of any state or political subdivision thereof and of any other governmental unit or agency that may now or hereafter be applicable to First Recovery's obligations under this Agreement.

        11.       INDENMIFICATION.

                  Mansur shall indemnify, defend and hold harmless First Recovery, its parent, subsidiaries and affiliates from and against any and all claims, liabilities, suits, proceedings, judgments, orders, fines, penalties, damages, losses, costs, and expenses, including reasonable attorney fees, which it may hereafter incur, become responsible for or pay out as a result of death or bodily injuries to any person, destruction or damage to any property or contamination of or adverse effects on the environment, arising out of or resulting from Mansur's design and manufacture of the Equipment, any negligent act or omission of Mansur, or any breach of any provision of this Agreement by Mansur, except to the extent that such claims, liabilities, suits, proceedings, judgments, orders, fines, penalties, damages, losses, costs and expenses are caused by or results from the direct fault or negligence of First Recovery. For purposes of this Paragraph, the term "Mansur" shall include Mansur's affiliates, employees, invitees, agents and contractors,

                  First Recovery shall indemnify, defend and hold harmless Mansur, its parent, subsidiaries and affiliates from and against any and all claims, liabilities, suits, proceedings, judgments, orders, fines, penalties, damages, losses, costs, and expenses, including reasonable attorney fees, which it may hereafter incur, become responsible for or pay out as a result of death or bodily injuries to any person, destruction or damage to any property or contamination of or adverse effects on the environment, arising out of or resulting from any negligent act or omission of First Recovery, or any breach of any provision of this Agreement by First Recovery, except to the extent that such claims, liabilities, suits, proceedings, judgments, orders, fines, penalties, damages, losses, costs and expenses are caused by or result from the direct fault or negligence of Mansur. For purposes of this Paragraph, the term "First Recovery" shall include First Recovery's affiliates, employees, invitees, agents and contractors.

        12.       INDEPENDENT CONTRACTOR

                  Each party is and shall remain an independent contractor in the performance of its obligations under this Agreement. The provisions of this Agreement shall not be construed as authorizing or reserving to either party any right to exercise any control or direction over the operations, activities, employees and agents of the other in connections with this Agreement, it being understood and agreed that the entire control and direction of such operations, activities, employees and agents shall remain with such party. Neither party to this Agreement shall have the authority to employ any person as agent or employee for or on behalf of the other party to this Agreement for any purpose, and neither party to this Agreement, nor any person performing any duties under or engaging in any work at the request of such party, shall be deemed to be an employee or agent of the other party to this Agreement.

        13.       FORCE MAJEURE.

                  The performance or observance by either party of any obligations of such party under this Agreement may be suspended by it, in whole or in part, in the event of any of the following that prevents such performance or observance: Act of God, war, riot, fire, explosion, accident, flood, sabotage, strike, lockout injunction, inability to obtain fuel, power, raw materials, labor, containers or transportation facilities, national defense requirements, or any other cause (whether similar or dissimilar) beyond the reasonable control of such party; provided, however, that the party so prevented from complying with its obligations hereunder shall immediately notify in writing the other party hereof and such party so prevented shall exercise diligence in an endeavor to remove or overcome the cause of such inability to comply, and provided further that neither party shall be required to settle a labor dispute against its own best judgment.

        14.       ASSIGNMENT.

                  Except as set forth herein, neither party may assign its rights or delegate its duties under this Agreement or sublet the work to be provided hereunder to a third party without the prior written consent of the other, which consent shall not be unreasonably withheld, conditioned or delayed, except that First Recovery may effect an assignment of this Agreement to a parent, subsidiary or affiliate corporation upon written notice to Mansur and Mansur may assign its rights hereunder in any lease financing transaction or arrangement upon written notice to First Recovery so long as Mansur remains primarily liable for the performance of its obligations under this Agreement.

        15.       MISCELLANEOUS.

                  This Agreement constitutes the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement; and all prior agreements, negotiations, dealings and understandings, whether written or oral, regarding the subject matter hereof, are superseded by and merger into this Agreement.

                  15.2 No conditions, usage of trade, course of dealing or performance understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement shall be binding unless hereafter made in writing and signed by the party to be bound, and no modification shall be effected by the acknowledgment or acceptance of any forms containing terms or conditions at variance with or in addition to those set forth in this Agreement.

                  15.3 No waiver by either party with respect to any breach or default or of any right or remedy and no course of dealing or performance shall be deemed to constitute a continuing waiver of any other breach or default or of any other right or remedy, unless such waiver be expressed in writing signed by the party to be bound.

                  15.4 Section headings as to the contents of particular sections are for convenience only and are in no way to be construed as part of this Agreement or as a limitation of the scope of the particular sections to which they refer.

                  15.5 The validity, interpretation and performance of this Agreement and any dispute connected herewith shall be governed and construed in accordance with the laws of the State of New York.

                  15.6 In the event any term or provision of this Agreement, or any portion thereof, or any application of any term or provision shall be invalid or unenforceable, the remainder of this Agreement or any other application of such term or provision shall not be affected thereby.

                  15.7 All rights conferred by this Agreement shall be binding upon, inure to the benefit of, and be enforceable against the respective successors and permitted assigns of the parties hereto.

                  15.8 All notices, requests, and approvals required or permitted under this Agreement shall be deemed validly given if in writing and addressed to the party for whom intended at the address of such party set forth above, and shall be effective upon the earlier to occur of personal delivery or three (3) business days following such notice, request or approval having been deposited in the U.S. mail, postage prepaid, Certified or Registered, return receipt required.

                  15.9 Both parties shall hold as confidential the terms and conditions of this Agreement, and shall not disclose such terms and conditions to any third party except as required by law and with prior written notice to the other party.

         IN WITNESS WHEREOF, First Recovery and Mansur have caused their respective authorized representative to execute this Agreement effective as of the date first above written.

WITNESS:                            THE VALVOLINE Company, a division
                                    of ASHLAND INC.

/s/ ANN ETHERTON                   By: /s/ J. M. HUSTON
- ------------------                     --------------------

                                   its:  VICE PRESIDENT
- ------------------                     --------------------


WITNESS:                           FIRST RECOVERY, a division of
                                   ECOGARD, INC.


/S/ KATHY D. GIEERN                By: /s/ J. M. HUSTON
- -------------------                    ---------------------

                                   its:  PRESIDENT
- --------------------                   ---------------------



WITNESS:                            MANSUR INDUSTRIES, INC.


/s/ ROMELYN BAILEY                  By:  PAUL I. MANSUR
- --------------------                   ---------------------

/S/  LYDIA HUBBELL                  its:  CHIEF EXECUTIVE OFFICER
- --------------------                   ---------------------

                                    EXHIBIT A
                                       TO
                                    AGREEMENT
                                     BETWEEN
                   FIRST RECOVERY, A DIVISION OF ECOGARD, INC.
                                       AND
                SYSTEM ONE, A DIVISION OF MANSUR INDUSTRIES, INC.
                              Dated AUGUST 1, 1996

                    (See attached brochure and description of
                                the Equipment.)

[PICTURE]

MANSUR
- ----------
MPM SERIES


[Caption for picture is illegible.]

                                    EXHIBIT B
                                       TO
                                    AGREEMENT
                                     BETWEEN
                   FIRST RECOVERY, A DIVISION OF ECOGARD, INC.
                                       AND
                SYSTEM ONE, A DIVISION OF MANSUR INDUSTRIES, INC.

                              Dated AUGUST 1, 1996


TYPE OF EQUIPMENT                           MONTHLY LEASE RATES

Model 500                                   $ 37.00

Model 570                                     47.00

Model 550                                     47.00

Model 555                                     47.00


The monthly lease rate for the Initial Inventory shall be at one half the monthly lease rates set forth above.

                                    EXHIBIT C
                                       TO
                                    AGREEMENT
                                     BETWEEN
                   FIRST RECOVERY, A DIVISION OF ECOGARD, INC.
                                       AND
                SYSTEM ONE, A DIVISION OF MANSUR INDUSTRIES, INC.

                              Dated AUGUST 1, 1996


               The territory shall include the following counties
                         located in the State of Texas:


                                    Brazoria
                                    Chambers
                                     Collin
                                     Dallas
                                     Denton
                                      Ellis
                                    Fort Bend
                                    Galveston
                                     Harris
                                     Johnson
                                     Kaufman
                                     Liberty
                                   Montgomery
                                     Parker
                                     Tarrant
                                     Waller
                                      Wise